UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 18, 2014
Brixmor Property Group Inc.
(Exact Name of Registrant as Specified in its Charter)
_________________________

Maryland	001-36160	45-2433192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 18, 2014, Brixmor Property Group Inc., announced that Brixmor LLC, an indirect subsidiary of Brixmor Property Group Inc., had commenced cash tender offers (the “Tender Offers”) for any and all of its outstanding $2,862,000 aggregate principal amount of 7.97% Senior Notes due 2026, $9,638,000 aggregate principal amount of 7.65% Senior Notes due 2026, $5,135,000 aggregate principal amount of 7.68% Senior Notes due 2026, $10,644,000 aggregate principal amount of 6.90% Senior Notes due 2028 (CUSIP No. 64806QAK0), $18,673,000 aggregate principal amount of 6.90% Senior Notes due 2028 (CUSIP No. 64806QAL8) and $21,705,000 aggregate principal amount of 7.50% Senior Notes due 2029 (collectively, the “Notes”). In conjunction with the Tender Offers, Brixmor LLC is also soliciting consents (the “Consent Solicitations”) with respect to proposed amendments to the indentures pursuant to which the Notes were issued. The proposed amendments would, among other things, eliminate substantially all of the restrictive covenants and eliminate certain events of default contained in the indentures.

A copy of the press release, dated September 18, 2014, announcing the commencement of the Tender Offers and the Consent Solicitations by Brixmor LLC is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 18, 2014, announcing the commencement of Tender Offers and Consent Solicitations by Brixmor LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President and
General Counsel
Date: September 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 18, 2014, announcing the commencement of Tender Offers and Consent Solicitations by Brixmor LLC.